Exhibit 4.4

EXECUTION COPY
ACTIVE 226439886v.12
AMENDMENT NO. 2
Dated as of December 1, 2017
to
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of March 25, 2011,
as amended and restated as of September 30, 2011,
as further amended and restated as of May 3, 2013,
as further amended and restated as of March 27, 2014,
as further amended and restated as of January 29, 2016,
THIS AMENDMENT NO. 2 (this “Amendment”) is made as of December 1, 2017 by and among LKQ Corporation, a Delaware corporation (the “Company”), LKQ Delaware LLP, a Delaware limited liability partnership (the “Canadian Primary Borrower”), LKQ Euro Limited, a company organized under the laws of England and Wales (“LKQ Euro Limited”), LKQ Netherlands B.V., a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of The Netherlands (“LKQ Netherlands”), Atracco Group AB, a private limited liability company organized under the laws of the Sweden (“Atracco”), LKQ Jersey Finance 1 Ltd., a private company organized under the laws of Jersey, Channel Islands (“Jersey Finance 1”), LKQ Jersey Finance 2 Ltd., a private company organized under the laws of Jersey, Channel Islands (“Jersey Finance 2”), the financial institutions listed on the signature pages hereof and Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), under that certain Fourth Amended and Restated Credit Agreement dated as of March 25, 2011, as amended and restated as of September 30, 2011, as further amended and restated as of May 3, 2013, as further amended and restated as of March 27, 2014, as further amended and restated as of January 29, 2016, among the Company, the Canadian Primary Borrower, LKQ Euro Limited, LKQ Netherlands, Atracco, the other Subsidiary Borrowers from time to time party thereto (collectively with the Company, the Canadian Primary Borrower, LKQ Euro Limited, LKQ Netherlands, Atracco, Jersey Finance 1 and Jersey Finance 2, the “Borrowers”), the Lenders and the Administrative Agent (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
WHEREAS, the Borrowers have requested that the requisite Lenders and the Administrative Agent agree to certain amendments and other modifications to the Credit Agreement; and
WHEREAS, the Borrowers, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to enter into this Amendment.
1.Amendments to the Credit Agreement. From and after the Signing Date, the parties hereto agree to amend the Credit Agreement as follows:

(a)    The first recital of the Credit Agreement is amended and restated in its entirety as follows:
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of March 25, 2011, as amended and restated as of September 30, 2011, as further amended and restated as of May 3, 2013, as further amended and restated as of March 27, 2014, as further amended and restated as of January 29, 2016, among LKQ CORPORATION, LKQ DELAWARE LLP, the SUBSIDIARY BORROWERS from time to time party hereto, the LENDERS from time to time party hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, BANK OF AMERICA, N.A. and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Syndication Agents, and CITIZENS BANKS, N.A., SUNTRUST BANK, COMPASS BANK, PNC BANK, NATIONAL ASSOCIATION, HSBC BANK USA, NATIONAL ASSOCIATION and TD BANK, N.A., as Documentation Agents.
(b)    The definition of “Additional Term Loan Percentage” set forth in Section 1.01 of the Credit Agreement is amended to replace the reference to “Section 2.24” appearing therein with “Section 2.25”.
(c)    The definition of “Additional Term Loans” set forth in Section 1.01 of the Credit Agreement is amended to (i) replace the phrase “Restatement Effective Date” appearing therein with the phrase “Amendment No. 2 Effective Date” and (ii) to insert the following sentence at the end thereof:
As of the Amendment No. 2 Effective Date, there are no outstanding Additional Term Loans.
(d)    The definition of “Commitment” set forth in Section 1.01 of the Credit Agreement is amended to (i) replace the phrase “Restatement Effective Date” appearing in the second sentence thereof with the phrase “Amendment No. 2 Effective Date” and (ii) replace the phrase “the Amendment No. 1 Effective Date” appearing in the second sentence thereof with “September 30, 2017”.
(e)    The definition of “Dollar Tranche Commitment” set forth in Section 1.01 of the Credit Agreement is amended to replace the phrase “Restatement Effective Date” appearing in the second sentence thereof with the phrase “Amendment No. 2 Effective Date”.
(f)    The definition of “Dollar Tranche Percentage” set forth in Section 1.01 of the Credit Agreement is amended to replace the reference to “Section 2.24” appearing therein with “Section 2.25”.
(g)    The definition of “Domestic Subsidiary Borrower” set forth in Section 1.01 of the Credit Agreement is amended to replace the reference to “Section 2.23” appearing therein with “Section 2.24”.
(h)    The definition of “Eligible Foreign Subsidiary” set forth in Section 1.01 of the Credit Agreement is amended to replace the reference to “Section 2.23” appearing therein with “Section 2.24”.
(i)    The definition of “Incremental US Term Loan Percentage” set forth in Section 1.01 of the Credit Agreement is amended to replace the reference to “Section 2.24” appearing therein with “Section 2.25”.

(j)    The definition of “Incremental US Term Loans” set forth in Section 1.01 of the Credit Agreement is amended to replace the phrase “on the Amendment No. 1 Effective Date” appearing in the second sentence thereof with the phrase “as of September 30, 2017”.
(k)    The definition of “Initial Term Loan Percentage” set forth in Section 1.01 of the Credit Agreement is amended to replace the reference to “Section 2.24” appearing therein with “Section 2.25”.
(l)    The definition of “Initial Term Loans” set forth in Section 1.01 of the Credit Agreement is amended to replace the second sentence thereof in its entirety with the following:
“As of the Amendment No. 2 Effective Date, there are no outstanding Initial Term Loans.”
(m)    The definition of “Multicurrency Tranche Commitment” set forth in Section 1.01 of the Credit Agreement is amended to replace the phrase “Restatement Effective Date” appearing in the second sentence thereof with the phrase “Amendment No. 2 Effective Date”.
(n)    The definition of “Multicurrency Tranche Percentage” set forth in Section 1.01 of the Credit Agreement is amended to replace the reference to “Section 2.24” appearing therein with “Section 2.25”.
(o)    The definition of “Permitted Seller Debt” set forth in Section 1.01 of the Credit Agreement is amended to (i) replace the number “20,000,000” appearing therein with “50,000,000” and (ii) replace the number “125,000,000” appearing therein with the number “250,000,000”.
(p)    The definition of “Term Loan Percentage” set forth in Section 1.01 of the Credit Agreement is amended to replace the reference to “Section 2.24” appearing therein with “Section 2.25”.
(q)    Section 1.01 of the Credit Agreement is amended to amend and restate the applicable definitions or add the relevant new definitions thereto in the appropriate alphabetical order, as the case may be, as set forth below:
“Acquisition” means the purchase or other acquisition of Property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Capital Stock in a Person that, upon the consummation thereof, will be, or will be part of, a Subsidiary of the Company (including as a result of a merger, amalgamation or consolidation).
“Amendment No. 2” means Amendment No. 2 to Fourth Amended and Restated Credit Agreement dated as of the Amendment No. 2 Effective Date among the Borrowers, the Subsidiary Guarantors party thereto, the Lenders party thereto, the Issuing Banks, the Swingline Lender and the Administrative Agent.
“Amendment No. 2 Effective Date” means December 1, 2017.
“Applicable Rate” means, for any day, with respect to any Eurocurrency Loan, any LIBOR Market Rate Loan, any BA Equivalent Loan, any ABR Loan or any Canadian Base Rate Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency/LIBOR Market Rate/BA Equivalent

Spread”, “ABR/Canadian Base Rate Spread” or “Commitment Fee Rate”, as the case may be, based upon the Net Leverage Ratio applicable on such date:

	Net Leverage Ratio:	Eurocurrency / LIBOR Market Rate / BA Equivalent Spread	ABR / Canadian Base Rate Spread	Commitment Fee
Category 1:	< 1.25 to 1.00	1%	—%	0.175%
Category 2:	> 1.25 to 1.00 but < 2.00 to 1.00	1.25%	0.25%	0.200%
Category 3:	> 2.00 to 1.00 but < 2.75 to 1.00	1.5%	0.5%	0.250%
Category 4:	> 2.75 to 1.00 but < 3.50 to 1.00	1.75%	0.75%	0.300%
Category 5:	> 3.50 to 1.00 but < 4.00 to 1.00	2.00%	1.00%	0.350%
Category 6:	> 4.00 to 1:00	2.25%	1.25%	0.400%

For purposes of the foregoing,
(i) if at any time the Company fails to deliver the Financials on or before the date the Financials are due pursuant to Section 5.01, Category 6 shall be deemed applicable for the period commencing three (3) Business Days after the required date of delivery and ending on the date which is three (3) Business Days after the Financials are actually delivered, after which the Category shall be determined in accordance with the table above as applicable;
(ii) adjustments, if any, to the Category then in effect shall be effective (x) three (3) Business Days after the Administrative Agent has received the applicable Financials or (y) five (5) Business Days after the Administrative Agent has received the applicable pro forma financial statements delivered in connection with the consummation of any Specified Acquisition (the “Specified Acquisition Pro Forma Financials”), as applicable (it being understood and agreed that each change in Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change); and
(iii) notwithstanding the foregoing, Category 2 shall be deemed to be applicable until the earlier of (x) three (3) Business Days after the Administrative Agent’s receipt of the Financials for the Company’s fiscal quarter ending March 31, 2016 and (y) five (5) Business Days after the Administrative Agent’s receipt of the Specified Acquisition Pro Forma Financials in respect of the first Specified Acquisition consummated after the Restatement Effective Date, and, in each case of clauses (x) and (y), adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs.

“Documentation Agent” means each of Citizens Bank, N.A., SunTrust Bank, Compass Bank, PNC Bank, National Association, HSBC Bank USA, National Association and TD Bank, N.A. in its capacity as a documentation agent for the credit facilities evidenced by this Agreement.
“Excluded Non-Wholly Owned Subsidiary” has the meaning assigned to such term in Section 5.09(g).
“Excluded Property” means the collective reference to:
(i)    all Deposit Accounts, Securities Accounts and motor vehicles of the Company and its Subsidiaries;
(ii)    35% of the Equity Interests of any Affected Foreign Subsidiary and 100% of the Equity Interests of any Subsidiary that is owned by an Affected Foreign Subsidiary;
(iii)    the assets of any Affected Foreign Subsidiary;
(iv)    the assets of any Excluded Acquired Subsidiary;
(v)    all real property of the Company and its Subsidiaries;
(vi)    any lease, license or other agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement, or creates a right of termination in favor of any other party thereto (other than the Company or its Subsidiaries), until such time as any necessary waiver or consent has been obtained (other than (x) proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition, (y) to the extent that any such term has been waived or (z) to the extent any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law); provided that, immediately upon the ineffectiveness, lapse or termination of any such express term (including by the grant of consent, approval or waiver from the applicable third party), such assets shall automatically cease to constitute “Excluded Property”;
(vii)    Equity Interests in (x) any Excluded Non-Wholly Owned Subsidiary and (y) any other Person (other than Subsidiaries) to the extent not permitted by customary terms in such Person’s organizational or joint venture documents without the consent of a third party who owns Equity Interest in such Person which consent has not been obtained; provided that, immediately upon the ineffectiveness (other than due to Section 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction), lapse or termination of any such prohibitions (including by the grant of consent or other approval from the applicable third party), such assets shall automatically cease to constitute “Excluded Property”;
(viii)    assets in respect of which pledges and security interests are prohibited by applicable law, rule or regulation or agreements with any Governmental Authority and approval or authorization from such Governmental Authority has not been obtained (other than to the extent that such prohibition would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law); provided that, immediately upon the ineffectiveness, lapse or termination of any such prohibitions (including by the grant of consent, license or other approval from the applicable Governmental Authority), such assets shall automatically cease to constitute “Excluded Property”; and
(ix)    any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act of an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;
provided that, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).
“Foreign Subsidiary Borrower” means (i) any Canadian Borrower, (ii) any UK Borrower, (iii) any Dutch Borrower, (iv) any Swedish Borrower, (v) any Jersey Borrower and (vi) any other Eligible Foreign Subsidiary that becomes a Foreign Subsidiary Borrower pursuant to Section 2.24 and that has not ceased to be a Foreign Subsidiary Borrower pursuant to such Section.
“Incremental Amount” means, at any time (x) if the Senior Secured Leverage Ratio, at the time of incurrence of any Incremental Increase, Incremental Term Loan or Incremental Equivalent Debt, as the case may be, and after giving effect thereto on a Pro Forma Basis, is greater than 3.00 to 1.00 (assuming for purposes of such calculation that all Revolving Commitments are fully drawn), an amount not to exceed the excess, if any, of (a) $700,000,000 over (b) the aggregate principal amount of all Incremental Equivalent Debt, Incremental Term Loans and increases in Revolving Commitments established prior to such time and on or after the Amendment No. 2 Effective Date pursuant to Sections 2.20 and 2.21 (excluding the increase in Revolving Commitments made pursuant to Amendment No. 2) and (y) if the Senior Secured Leverage Ratio, at the time of incurrence of any Incremental Increase, Incremental Term Loan or Incremental Equivalent Debt, as the case may be, and after giving effect thereto on a Pro Forma Basis, is less than or equal to 3.00 to 1.00 (assuming for purposes of such calculation that all Revolving Commitments are fully drawn), an unlimited amount.
“Incremental Equivalent Debt” has the meaning assigned to such term in Section 2.21.
“Incremental Increase” has the meaning assigned to such term in Section 2.20.
“Jersey Borrower” means (i) LKQ Jersey Finance 1 Ltd., a private company organized under the laws of Jersey, Channel Islands and (ii) LKQ Jersey Finance 2 Ltd., a private company organized under the laws of Jersey, Channel Islands.
“LIBO Rate” means, subject to the implementation of a Replacement Rate in accordance with Section 2.14(c),
(i) with respect to any Eurocurrency Borrowing denominated in any Agreed Currency (other than a Non-LIBOR Quoted Currency) for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page or LIBOR02 Page (or on any successor or substitute page of such page providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the relevant Agreed Currency in the London interbank market) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for deposits in the relevant Agreed Currency with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurocurrency Borrowing denominated in such Agreed Currency (other than a Non-LIBOR Quoted Currency) for such Interest Period shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in the applicable Agreed Currency (other than a Non-LIBOR Quoted Currency) would be offered by first class banks in the London interbank market to the Administrative Agent and for a maturity comparable to such Interest Period at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period;
(ii) with respect to any Eurocurrency Borrowing denominated in Australian Dollars for any Interest Period, the rate per annum equal to the Australian Bank Bill Swap Bid Rate or the successor thereto as approved by the Administrative Agent as published by Bloomberg (or on any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by the Administrative Agent from time to time) at approximately 10:00 a.m., Sydney, Australia time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for deposits in Australian Dollars with a maturity comparable to such Interest Period; provided that if such rate is not available at such time for any reason, the Administrative Agent may substitute such rate with a reasonably acceptable alternative published interest rate that adequately reflects the all-in-cost of funds to the Administrative Agent for funding such Eurocurrency Borrowings in Australian Dollars;
(iii) with respect to any Eurocurrency Borrowing denominated in Swedish Krona for any Interest Period, the rate per annum equal to the Stockholm Interbank Offered Rate or the successor thereto as approved by the Administrative Agent as published by NASDAQ OMX (or on any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for deposits in Swedish Krona with a maturity comparable to such Interest Period; provided that if such rate is not available at such time for any reason, the Administrative Agent may substitute such rate with a reasonably acceptable alternative published interest rate that adequately reflects the all-in-cost of funds to the Administrative Agent for funding such Eurocurrency Borrowings in Swedish Krona;
(iv) with respect to any Eurocurrency Borrowing denominated in Norwegian Krone for any Interest Period, the rate per annum equal to the Norwegian Interbank Offered Rate or the successor thereto as approved by the Administrative Agent as published by Oslo Børs (or on any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for deposits in Norwegian Krone with a maturity comparable to such Interest Period; provided that if such rate is not available at such time for any reason, the Administrative Agent may substitute such rate with a reasonably acceptable alternative published interest rate that adequately reflects the all-in-cost of funds to the Administrative Agent for funding such Eurocurrency Borrowings in Norwegian Krone; and
(v) with respect to any Eurocurrency Borrowing denominated in Mexican Pesos for any Interest Period, the rate per annum equal to the 28-day Mexican Interbank Equilibrium Interest Rate

(Tasa de Interes Interbancaria de Equilibrio) or the successor thereto as approved by the Administrative Agent as published by Banco de México on the Federal Official Gazzette (Diario Oficial de la Federación) two (2) Business Days prior to the commencement of such Interest Period; provided that if such rate is not available at such time for any reason, the Administrative Agent may substitute such rate with a reasonably acceptable alternative published interest rate that adequately reflects the all-in-cost of funds to the Administrative Agent for funding such Eurocurrency Borrowings in Mexican Pesos.
For the avoidance of doubt, and notwithstanding the foregoing, (x) if any LIBO Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 2.14(c), in the event that a Replacement Rate with respect to the LIBO Rate is implemented then all references herein to the LIBO Rate shall be deemed references to such Replacement Rate. Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error. It is understood and agreed that all of the terms and conditions of this definition of “LIBO Rate” shall be subject to Section 2.14.
“November 2017 Acquisition” means the acquisition disclosed to the Administrative Agent and the Lenders prior to the Amendment No. 2 Effective Date.
“November 2017 Acquisition Agreement” means the Sale and Purchase Agreement in the form delivered to the Administrative Agent prior to the Amendment No. 2 Effective Date, including all exhibits, schedules and annexes thereto upon the execution thereof, as amended, supplemented or otherwise modified in accordance with Section 6.07(n).
“Pari Passu Intercreditor Agreement” shall mean, with respect to any Incremental Equivalent Debt, a “pari passu” intercreditor agreement among the Administrative Agent and one or more Senior Representatives for the holders of such Incremental Equivalent Debt (to the extent secured by any Lien on any assets of any Loan Party ranking pari passu with the Liens securing the Secured Obligations), in form and substance reasonably satisfactory to the Administrative Agent.
“Permitted Acquisition” means any Acquisition permitted pursuant to Sections 6.07(h), (k) or (n); provided that, notwithstanding anything in this Agreement to the contrary, the November 2017 Acquisition shall not constitute a “Permitted Acquisition” for purposes of the provisos to Sections 6.18(a)(i) and 6.18(a)(ii).
“Permitted Other Debt Conditions” shall mean, with respect to any Indebtedness (“Subject Indebtedness”), the following conditions:
(i)    if such Subject Indebtedness is secured by any Lien on the Collateral ranking pari passu in right of security with the Liens securing the Secured Obligations, a Senior Representative validly acting on behalf of the holders of such Subject Indebtedness shall have become party to a Pari Passu Intercreditor Agreement;
(ii)    if such Subject Indebtedness is secured by any Lien on the Collateral ranking junior in right of security to the Liens securing the Secured Obligations, a Senior Representative validly acting on behalf of the holders of such Subject Indebtedness shall have become party to a junior lien intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent

(iii)    if such Subject Indebtedness is subordinated in right of payment to the Secured Obligations, such Subject Indebtedness shall be subject to a subordination agreement (or, alternatively, terms in the definitive documentation for such Subject Indebtedness) reasonably acceptable to the Administrative Agent;
(iv)    such Subject Indebtedness shall not be subject to any mandatory prepayment provisions or similar rights (except, in the case of any such Subject Indebtedness that is secured on a pari passu basis with the Secured Obligations arising under Term Loans that are secured on a pari passu basis, to the extent any such mandatory prepayment is required to be applied on a pro rata or a less than pro rata basis as compared to the Term Loans);
(v)    such Subject Indebtedness shall not mature (or, in the case of Subject Indebtedness in the form of notes, have mandatory redemption features (other than (x) subject to the foregoing clause (iv), customary asset sale, insurance and condemnation proceeds events, (y) customary “AHYDO catch up” payments and (z) customary change of control offers or events of default) that could result in a redemption or other mandatory prepayment of such Subject Indebtedness) prior to the Maturity Date in effect at the time such Subject Indebtedness is incurred; provided, however, that, if such Subject Indebtedness is secured by Liens on the Collateral ranking junior in right of security to the Liens securing the Secured Obligations or is unsecured, then, notwithstanding the foregoing, such Subject Indebtedness shall not mature (or, in the case of Subject Indebtedness in the form of notes, have mandatory redemption features (other than (x) subject to the foregoing clause (iv), customary asset sale, insurance and condemnation proceeds events, (y) customary “AHYDO catch up” payments and (z) customary change of control offers or events of default) that could result in a redemption or other mandatory prepayment of such Subject Indebtedness) prior to the date that is ninety-one (91) days after the Maturity Date in effect at the time such Subject Indebtedness is incurred;
(vi)    such Subject Indebtedness shall not have a Weighted Average Life to Maturity equal to or shorter than the Weighted Average Life to Maturity of the then outstanding Term Loans; provided, however, that, if such Subject Indebtedness is secured by Liens on the Collateral ranking junior in right of security to the Liens securing the Secured Obligations or is unsecured, then, notwithstanding the foregoing, such Subject Indebtedness shall not have a Weighted Average Life to Maturity equal to or shorter than the Weighted Average Life to Maturity of the then outstanding Term Loans plus ninety-one (91) days;
(vii)    such Subject Indebtedness shall not be guaranteed by any person other than the Subsidiary Guarantors;
(viii)    to the extent secured by any Lien, such Subject Indebtedness shall not be secured by any Lien on any assets other than the Collateral; and
(ix)    such Subject Indebtedness shall be subject to terms and conditions (other than with respect to pricing, fees, rate floors and, subject to clause (iv) above, prepayment terms) either consistent with or (taken as a whole) no more favorable to the lenders or holders providing such Subject Indebtedness, than those applicable to the Term Loans, in the case of Subject Indebtedness which is secured by Liens on the Collateral ranking pari passu with the Liens securing the Secured Obligations (as jointly and reasonably determined by the Borrowers and the Administrative Agent) (except for more favorable covenants or other provisions (a) conformed (or added) in the Loan Documents, for the benefit of the Lenders, pursuant to an amendment thereto subject solely to the reasonable satisfaction of the Administrative Agent or (b) applicable only to periods after the Maturity Date in effect at the time of the issuance or incurrence of such Subject Indebtedness; provided that, to the extent any financial maintenance covenant is added for the benefit of any such Subject Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such financial covenant is either (x) also added to this Agreement or (y) only applicable after the Maturity Date in effect at the time of the issuance or incurrence of such Subject Indebtedness;
provided that, notwithstanding the foregoing, any Subject Indebtedness ranking pari passu in right of payment and security with the Term Loans may participate on a pro rata basis or on less than a pro rata basis (but not greater than pro rata basis) as compared to the Term Loans in any voluntary or mandatory prepayments hereunder.
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended, except by an amount equal to any unpaid accrued interest and premium thereon, plus other reasonable amounts paid to any Person (other than any Affiliate of the Company), and reasonable fees and expenses incurred and payable to any Person (other than any Affiliate of the Company), in connection with such modification, refinancing, refunding, renewal or extension, (b) after giving effect to such modification, refinancing, refunding, renewal or extension, such Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or longer than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) at the time thereof, no Event of Default shall have occurred and be continuing or would result therefrom, (d) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Secured Obligations (or is secured by Liens junior to the Liens securing the Secured Obligations), such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Secured Obligations on terms, taken as a whole, at least as favorable to the Lenders as those contained in the documentation governing the subordination of the Indebtedness being modified, refinanced, refunded, renewed or extended (and, to the extent applicable, has Liens equally junior to the Liens securing the Secured Obligations or is unsecured), in each case, as reasonably determined by the Administrative Agent, (e) no Loan Party shall be an obligor or guarantor of any such refinancings, replacements, refundings, renewals or extensions except to the extent that such Person was such an obligor or guarantor in respect of the applicable Indebtedness being modified, refinanced, refunded, renewed or extended and (f) such Permitted Refinancing shall satisfy the Permitted Other Debt Conditions.
“Replacement Rate” has the meaning set forth in Section 2.14(c).
“Senior Representative” means, with respect to any Incremental Equivalent Debt, the trustee, the sole lender, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
“Syndication Agent” means each of Bank of America, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd. in its capacity as a syndication agent for the credit facilities evidenced by this Agreement.

(r)    Section 1.04 of the Credit Agreement is amended to (a) replace the word “and” appearing after the phrase “as defined therein” appearing at the end of clause (i) with a comma (“,”) and (b) insert the following clause immediately prior to the period at the end of the section:
and (iii) without giving effect to any changes in GAAP occurring after the Amendment No. 2 Effective Date, the effect of which would be to cause leases which would be treated as operating leases under GAAP as of the Amendment No. 2 Effective Date to be treated as capital leases under GAAP
(s)    The Credit Agreement is amended to add the following new Section 1.07 immediately following Section 1.06 thereof:
SECTION 1.07.        Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or “LIBOR Market Index Rate”.
(t)    Section 2.14 of the Credit Agreement is amended to:
(i)    replace the word “If” appearing at the beginning of clause (a) thereof with the following:
Unless and until a Replacement Rate is implemented in accordance with clause (c) below, if
(ii)    replace the phrase “Eurodollar Rate Loans” appearing at the end of the second sentence of clause (b) with the phrase “Loans”; and
(iii)    insert the following new clause (c) immediately following the end of clause (b) therein:
(c) Notwithstanding anything to the contrary in Section 2.14(a) above, if the Administrative Agent has made the determination (such determination to be conclusive absent manifest error) that (i) the circumstances described in Section 2.14(a)(i) have arisen with respect to Eurocurrency Borrowings and that such circumstances are unlikely to be temporary, (ii) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market in the applicable currency or (iii) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any Governmental Authority having or purporting to have jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which any applicable interest rate specified herein shall no longer be used for determining interest rates for loans in the U.S. syndicated loan market in the applicable currency, then the Administrative Agent may, to the extent practicable (in consultation with the Company and as determined by the Administrative Agent to be generally in accordance with similar situations in other transactions in which it is serving as administrative agent or otherwise consistent with market practice generally), establish a replacement interest rate (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences, replace such applicable interest rate for all purposes under the Loan Documents unless and until (A) an event described in Section 2.14(a)(i) (with respect to Eurocurrency Borrowings), (c)(i), (c)(ii) or (c)(iii) occurs with respect to the Replacement Rate or (B) the

Administrative Agent (or the Required Lenders through the Administrative Agent) notifies the Company that the Replacement Rate does not adequately and fairly reflect the cost to the Lenders of funding the Loans bearing interest at the Replacement Rate. In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Documents shall be amended solely with the consent of the Administrative Agent and the Company, as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.14(c). Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 9.02), (x) the Administrative Agent and the Company may, without the consent of any Lender or any other Borrower, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Replacement Rate or otherwise effectuate the terms of Section 2.14(c) in accordance with the terms of this Section 2.14(c) and (y) such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Lenders, a written notice signed by Lenders constituting Required Lenders stating that such Lenders object to such amendment (which such notice shall note with specificity the particular provisions of the amendment to which such Lenders object). To the extent the Replacement Rate is approved by the Administrative Agent in connection with this clause (c), the Replacement Rate shall be applied in a manner consistent with market practice.
(u)    Section 2.19(b) of the Credit Agreement is amended to replace the reference to “Section 2.23(b)(i)” in the first clause (iv) therein with “Section 2.24(b)(i)”.
(v)    The first sentence of Section 2.20 of the Credit Agreement is amended and restated in its entirety as follows:
The Borrowers may from time to time elect to increase (an “Incremental Increase”) the total Dollar Tranche Commitments or the total Multicurrency Tranche Commitments or enter into one or more tranches of term loans (each an “Incremental Term Loan”), in each case in minimum increments of $10,000,000 so long as, after giving effect thereto, the aggregate amount of such increases and all such Incremental Term Loans (other than the Incremental US Term Loans) plus the aggregate principal amount of all Incremental Equivalent Debt incurred on or prior to such date does not exceed the Incremental Amount then in effect.
(w)    The Credit Agreement is amended to add the following new Section 2.21 immediately following Section 2.20 thereof:
SECTION 2.21.     Incremental Equivalent Debt. The Borrowers may, upon thirty (30) days’ prior written notice to the Administrative Agent, at any time after the Amendment No. 2 Effective Date, issue, incur or otherwise obtain Indebtedness in respect of one or more series of senior or subordinated notes or term loans (which may be unsecured or secured on a junior lien basis or a pari passu basis with the Secured Obligations), and, in the case of notes, issued in a public offering, Rule 144A or other private placement or bridge in lieu of the foregoing, in each case, that are issued or made in lieu of an Incremental Increase and/or Incremental Term Loans (any such Indebtedness, “Incremental Equivalent Debt”); provided that (a) after giving effect (including on a Pro Forma Basis) to both (x) the issuance or incurrence of such Incremental Equivalent Debt (assuming a borrowing of the maximum credit thereunder and without netting the proceeds of such Incremental Equivalent Debt)

and (y) the transactions consummated in connection therewith, (i) the aggregate amount of all Incremental Increases, Incremental Term Loans and Incremental Equivalent Debt incurred on or prior to such date does not exceed the Incremental Amount then in effect, (ii) no Default or Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such incurrence and (iii) the Company shall be in compliance with the covenants contained in Section 6.18 and (b) such Incremental Equivalent Debt shall satisfy the Permitted Other Debt Conditions.
(x)    Section 2.21 of the Credit Agreement is re-numbered to become Section 2.22.
(y)    Section 2.22 of the Credit Agreement is re-numbered to become Section 2.23.
(z)    Section 2.23 of the Credit Agreement is (i) re-numbered to become Section 2.24 and (ii) amended to replace the reference to “Section 2.23(b)” appearing in clause (a) therein with “Section 2.24(b)”.
(aa)    Section 2.24 of the Credit Agreement is (i) re-numbered to become Section 2.25, (ii) amended to replace the reference to “Section 2.24(c)” appearing in clause (d) thereof with “Section 2.25(c)” and (iii) amended to replace the reference to “Section 2.24(c)(i)” appearing in clause (d) thereof with “Section 2.25(c)(i)”.
(bb)    Section 4.03 of the Credit Agreement is amended to replace the reference to “Section 2.23” appearing therein with “Section 2.24”.
(cc)    Section 5.09(a) of the Credit Agreement is amended and restated in its entirety as follows:
(a) Concurrently with or prior to any delivery of a Compliance Certificate pursuant to Section 5.02(b) in respect of the first full fiscal quarter of the Company ending after the acquisition of any Property, the Company will, and will cause each of its Subsidiaries (other than any Receivables Entity and any Excluded Acquired Subsidiary and any Excluded Non-Wholly Owned Subsidiary) to, during a Collateral Period, with respect to any Property of any Loan Party (other than (x) any Excluded Property, (y) any Property described in paragraphs (b) or (c) of this Section, and (z) any Property subject to a Lien expressly permitted by Section 6.02(g)) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Property, including without limitation, the filing of UCC and PPSA financing statements (or similar filings), as applicable, in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.
(dd)    Section 5.09(b) of the Credit Agreement is amended and restated in its entirety as follows:

(b) Concurrently with or prior to any delivery of a Compliance Certificate pursuant to Section 5.02(b) in respect of the first full fiscal quarter of the Company ending after the acquisition or creation of any new Domestic Subsidiary, or the designation of any Domestic Subsidiary as a Subsidiary Guarantor pursuant to Section 5.09(g)(vi), the Company will, and will cause each of its Subsidiaries (other than any Receivables Entity and any Excluded Acquired Subsidiary and any Excluded Non-Wholly Owned Subsidiary) to, with respect to any such designated Domestic Subsidiary or any such new Domestic Subsidiary (other than any Receivables Entity and any Excluded Acquired Subsidiary and any Excluded Non-Wholly Owned Subsidiary) created or acquired after the Original Effective Date by any Loan Party, (i) during a Collateral Period, execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such Subsidiary (other than Excluded Property) that is owned by any Loan Party, (ii) during a Collateral Period, deliver to the Administrative Agent the certificates representing such Capital Stock (other than Excluded Property), together with undated transfer powers, in blank, executed and delivered by a duly authorized officer of the Company or such Subsidiary, as the case may be, (iii) cause such Domestic Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) during a Collateral Period, to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such Subsidiary (including, without limitation, the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Offices or the Canadian Intellectual Property Office), the execution and delivery by all necessary persons of control agreements, and the filing of UCC or PPSA financing statements (or similar filings), as applicable, in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent, and (iv) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.
(ee)    Section 5.09(c) of the Credit Agreement is amended and restated in its entirety as follows:
(c) Concurrently with or prior to any delivery of a Compliance Certificate pursuant to Section 5.02(b) in respect of the first full fiscal quarter of the Company ending after the acquisition or creation of any new Foreign Subsidiary, or the designation of any Foreign Subsidiary as a Subsidiary Guarantor pursuant to Section 5.09(g)(vi), the Company will, and will cause each of its Subsidiaries (other than any Receivables Entity and any Excluded Acquired Subsidiary and any Excluded Non-Wholly Owned Subsidiary) to, with respect to any such designated Foreign Subsidiary or any such new Foreign Subsidiary (other than any Receivables Entity and any Excluded Acquired Subsidiary and any Excluded Non-Wholly Owned Subsidiary) created or acquired after the Original Effective Date by any Loan Party, (i) during a Collateral Period, execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Applicable Pledge Percentage of the Capital Stock of such Subsidiary (other than Excluded

Property) that is owned by any Loan Party, (ii) during a Collateral Period, deliver to the Administrative Agent the certificates representing such Capital Stock (other than Excluded Property) that has been pledged, together with undated transfer powers, in blank, executed and delivered by a duly authorized officer of such Loan Party and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, (iii) if the Company designates such Foreign Subsidiary as a Subsidiary Guarantor, cause such Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) during a Collateral Period, to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such Subsidiary (including, without limitation, the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Offices and the Canadian Intellectual Property Office, if applicable), the execution and delivery by all necessary persons of control agreements, and the filing of UCC and PPSA financing statements (or similar filings) in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent, and (iv) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent; provided that a Foreign Subsidiary that becomes a Subsidiary Guarantor may elect to guarantee, or to grant a security interest in its Collateral to secure, only certain Loans and Obligations (or none at all) if such limitation will avoid, and not otherwise have, an adverse tax impact on the Company and its Subsidiaries.
(ff)    Section 5.09(g) of the Credit Agreement is amended and restated in its entirety as follows:
(g) Notwithstanding any provision in this Section 5.09 to the contrary, (i) no Canadian Holding Company shall be required to become a Subsidiary Guarantor, (ii) no Receivables Entity shall be required to become a Subsidiary Guarantor, (iii) no UK Borrower shall be required to guarantee or be liable for any Loans other than the Loans of the UK Borrowers nor shall any UK Borrower or any UK Guarantor be required to pledge or grant a security interest on any of their assets to secure any Loans (other than the pledge or grant of a security interest by a UK Borrower or a UK Guarantor of its applicable Equity Interests in its subsidiaries), (iv) no Subsidiary shall be required to become a Subsidiary Guarantor at any time such Subsidiary constitutes an Excluded Acquired Subsidiary, (v) no Loan Party shall be required to pledge or grant a Lien upon any Excluded Property and (vi) the Company may, with respect to any non-Wholly Owned Subsidiary and upon written notice to the Administrative Agent, elect to exclude such non-Wholly Owned Subsidiary from the requirements of Section 5.09(b) or 5.09(c), as the case may be (any such excluded Subsidiary, an “Excluded Non-Wholly Owned Subsidiary”); provided that, if at any time (x) the aggregate amount of Consolidated EBITDA attributable to all Excluded Non-Wholly Owned Subsidiaries exceeds two and one half percent (2.5%) of Consolidated EBITDA (as of the end of the most recent fiscal quarter of the Company, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01(a) or (b)) or (y) the aggregate amount of Consolidated Total Assets attributable to all Excluded Non-Wholly Owned Subsidiaries exceeds $200,000,000 of Consolidated Total Assets (as of the end of the most recent fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b)), then, in each case, the Company (or, in the event the Company has failed to do so within ten (10) days, the Administrative Agent) shall designate sufficient Excluded Non-Wholly Owned Subsidiaries (other than Receivables Entities and Excluded Acquired Subsidiaries) as Subsidiary Guarantors to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Subsidiary Guarantors and be subject to the requirements set forth in Section 5.09(b) or (c), as the case may be.
(gg)    Section 6.01(f) of the Credit Agreement is amended and restated in its entirety as follows:
(f) unsecured senior and/or senior subordinated Indebtedness (other than Permitted Seller Debt) of the Company or a Foreign Subsidiary and the unsecured senior and/or senior subordinated guarantee by any Subsidiary Guarantor hereunder or any Foreign Subsidiary of the Company’s or such other Foreign Subsidiary’s obligations thereunder; provided that (i) at the time of incurrence of such Indebtedness, such Indebtedness shall have no scheduled amortization and no part of the principal part of such Indebtedness shall have a maturity date earlier than 181 days after the Maturity Date then in effect, (ii)  after giving effect to the incurrence of any such Indebtedness, on a Pro Forma Basis, as if such incurrence of Indebtedness, the application of the proceeds thereof and the consummation of any other Specified Transaction occurring since the first day of the Calculation Period then last ended had occurred on the first day of the Calculation Period then last ended, (x) the Company and its Subsidiaries are in compliance with the financial covenants set forth in Section 6.18 for the Calculation Period then last ended and (y) solely in connection with the incurrence of Indebtedness by a Foreign Subsidiary in reliance on this Section 6.01(f), the Net Leverage Ratio for the Calculation Period then last ended does not exceed 3.50 to 1.00, and, in each case, the Company shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Company to such effect setting forth in reasonable detail the computations necessary to demonstrate compliance with this clause (f)(ii), (iii) at the time of the incurrence of such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist and be continuing, (iv) such Indebtedness contains covenants, events of default, redemption provisions, remedies, subordination provisions (if applicable) and other terms and conditions customary at the time for high yield unsecured senior or senior subordinated securities issued in a public offering or a private placement under Rule 144A of the Securities Act of 1933 (or other comparable laws of the jurisdiction under which such Indebtedness is issued or incurred) and otherwise reasonably acceptable to the Administrative Agent (provided that, in any event, the documentation governing such Indebtedness shall not include a financial maintenance covenant and may only include a “cross acceleration” default to other indebtedness rather than a “cross default”), (v) to the extent that any Foreign Subsidiary shall guarantee any Loan Party’s obligations under any such Indebtedness, such Foreign Subsidiary shall become a Subsidiary Guarantor, and (vi) the documentation governing such Indebtedness contains terms that are no more restrictive than the terms applicable to the Indebtedness hereunder;
(hh)    Section 6.01(r) of the Credit Agreement is amended to (i) insert roman numeral “(I)” immediately prior to “senior secured Indebtedness” appearing in the first sentence therein, (ii) delete the semi-colon appearing prior to the word “and” in the final sentence thereof, and (iii) add a new clause (II) as follows immediately prior to the period at the end of the section:

(II) Permitted Secured Debt outstanding on the Amendment No. 2 Effective Date and set forth on Schedule 6.01(r)
(ii)    Section 6.01 of the Credit Agreement is amended to (i) replace the period appearing at the end of clause (s) with a semi-colon and (ii) add a new clause (t) immediately after clause (s) appearing therein as follows:
(t) Incremental Equivalent Debt (and Permitted Refinancings of such Incremental Equivalent Debt) to the extent permitted under Section 2.21; and
(jj)    Section 6.01 of the Credit Agreement is amended to add a new clause (u) immediately following the newly added clause (t) as follows:
(u) unsecured Indebtedness of the Company or any Foreign Subsidiary, and the unsecured senior guarantee by any Subsidiary Guarantor hereunder or any Foreign Subsidiary of the Company’s or such other Foreign Subsidiary’s obligations thereunder, in each case, incurred to (i) finance the consideration payable in respect of the November 2017 Acquisition and any fees and expenses payable in connection therewith or (ii) refinance any Indebtedness incurred by the Company or such Foreign Subsidiary to so finance the November 2017 Acquisition, so long as the aggregate outstanding principal amount of Indebtedness permitted under this Section 6.01(u), together with any Indebtedness acquired or assumed pursuant to the November 2017 Acquisition and any outstanding Loans the proceeds of which are used to finance the November 2017 Acquisition, does not exceed €1,300,000,000 at any time; provided that, notwithstanding the foregoing, no Indebtedness may be incurred, acquired or assumed in reliance on this Section 6.01(u) if the November 2017 Acquisition shall fail to be consummated in accordance with the requirements of Section 6.07(n).
(kk)    Section 6.07 of the Credit Agreement is amended as follows:
(i)    to delete the phrase “the greater of (i) $150,000,000 and (ii) an amount equal to” in clause (g) thereof;
(ii)    to amend and restate clause (h) thereof as follows:
(h) any Acquisition so long as the following conditions are met for such Acquisition:
(i)    the Company and its Subsidiaries shall be in compliance with Section 5.09;
(ii)    after giving effect to such purchase or acquisition, the Company and its Subsidiaries shall be in compliance with Section 6.14;
(iii)    immediately before and after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing;
(iv)    calculations are made by the Company demonstrating (A) compliance with the financial covenants set forth in Section 6.18 and (B) if the maximum Net Leverage Ratio permitted under Section 6.18 at such time is greater than 4.00 to 1.00, that the Net Leverage Ratio is not greater than 0.25 to 1.00 less than the maximum Net Leverage Ratio permitted under Section 6.18 at such time, in each case, for the Calculation Period then last ended and calculated on a Pro Forma Basis as if the respective Permitted Acquisition (as well as all other Specified Transactions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period;
(v)    all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by materiality or Material Adverse Effect) with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by materiality or Material Adverse Effect) as of such earlier date;
(vi)    the sum of the (x) aggregate unused portion of the Revolving Commitments at such time (after giving effect to the consummation of the respective Permitted Acquisition and any financing thereof) and (y) the aggregate amount of cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 6.02 and Liens in favor of the Administrative Agent pursuant to the Collateral Documents) included in the consolidated balance sheet of the Company and its Subsidiaries as of such date, shall equal or exceed $50,000,000;
(vii)    if the Aggregate Consideration to be paid in respect of such purchase of acquisition equals or exceeds $100,000,000, the Company shall have delivered to the Administrative Agent at least five (5) Business Days prior to such acquisition, on behalf of the Lenders, a certificate of a Responsible Officer, certifying that all of the requirements set forth in this Section 6.07(h) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition and containing the calculations (in reasonable detail) required by preceding clauses (ii), (iv) and (vi); and
(viii)    such Permitted Acquisition shall not be hostile and shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equityholders of the target;
(iii)    to delete the word “and” appearing at the end of clause (l) thereof;
(iv)    to replace the period (“.”) appearing at the end of clause (m) thereof with the phrase “; and”; and
(v)    to add a new clause (n) as follows:
(n) the November 2017 Acquisition; provided that the November 2017 Acquisition shall (i) comply with the requirements set forth in clauses (i), (ii), (iii), (iv)(A), (v), (vi) and (vii) of Section 6.07(h), mutatis mutandis, (ii) be consummated in accordance with applicable law and in accordance with the terms of the November 2017 Acquisition Agreement, provided that no provision of the November 2017 Acquisition Agreement shall have been waived, amended, supplemented or otherwise modified in any material respect without consent of the Administrative Agent and (iii) be consummated no later than December 31, 2018.

(ll)    Section 6.12 of the Credit Agreement is amended and restated in its entirety as follows:
SECTION 6.12.        Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Subsidiary Guarantor, its obligations under the Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents, (b) any agreement described in (and permitted by) clauses (iii), (iv), (v), (vi), (vii) (except to the extent otherwise subject to limitation under clause (e) below), (viii), (ix), (x) and (xii) of Section 6.13, (c) customary restrictions and conditions contained in agreements relating to a Permitted Receivables Facility or a Permitted Factoring Transaction, (d) restrictions and conditions contained in any documents, agreements and instruments evidencing Permitted Secured Debt assumed in connection with a Permitted Acquisition so long as (i) such Permitted Secured Debt is permitted by Section 6.01(r), (ii) such restrictions and conditions are applicable only to the Subsidiaries or Properties acquired pursuant to such Permitted Acquisition and (iii) such restrictions and conditions were not created (or made more restrictive) in connection with or in anticipation of such Permitted Acquisition and (e) agreements containing negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.01(f), (g), (j), (n), (p), (s), (t) or (u) but only if such negative pledge or restriction permits Liens for the benefit of the Administrative Agent and the Lenders with respect to the credit facilities established hereunder and the Secured Obligations under the Loan Documents on a senior basis (in an aggregate principal amount equal to at least the aggregate principal Dollar Amount of all Term Loans and the sum of the Revolving Commitments on the date of the incurrence thereof) and without a requirement that such holders of such Indebtedness be secured by such Liens equally and ratably or on a junior basis (except to the extent permitted under Section 2.21 in respect of any Incremental Equivalent Debt).
(mm)    Section 6.13 of the Credit Agreement is amended and restated in its entirety as follows:
SECTION 6.13.        Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay or subordinate any Indebtedness owed to, the Company or any other Subsidiary, (b) make Investments in the Company or any other Subsidiary or (c) transfer any of its assets to the Company or any other Subsidiary, except for (i) any restrictions existing under the Loan Documents, (ii) encumbrances or restrictions under or by reason of applicable law, (iii) customary restrictions and conditions contained in agreements relating to any sale of Property permitted by Section 6.03 or 6.04 pending such sale (including agreements evidencing Indebtedness permitted by Section 6.01(j)), provided such restrictions and conditions apply only to the Property that is to be sold, (iv) any agreement in effect, or entered into, on the Restatement Effective Date and identified on Schedule 6.13, (v) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or a Subsidiary of the Company entered into in the ordinary course of business and consistent with past practices, (vi) any encumbrance or restriction under any agreement or instrument governing Permitted Acquired Debt or

Permitted Seller Debt, which encumbrance or restriction is not applicable to any Person or the Properties of any Person, other than the Person or the Properties acquired pursuant to the respective Permitted Acquisition and so long as, in the case of Permitted Acquired Debt, the respective encumbrances or restrictions were not created (or made more restrictive) in connection with or in anticipation of the respective Permitted Acquisition, (vii) customary restrictions contained in any documentation governing Attributable Debt arising in connection with a Permitted Sale-Leaseback Transaction, so long as any such restriction is applicable only to the Property securing such Attributable Debt, (viii) restrictions and conditions on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder (except to the extent otherwise subject to limitation under clause (xii) below), (ix) negative pledges and restrictions on Liens in favor of any holder of secured Indebtedness permitted by Section 6.01(c) or (l) but only to the extent any negative pledges relate to the property financed by or the subject of such Indebtedness (and excluding any Subordinated Indebtedness), (x) on and after the execution and delivery thereof, encumbrances and restrictions contained in the documentation governing any Indebtedness incurred pursuant to Section 6.01(g), (xi) restrictions and conditions contained in any documents, agreements and instruments evidencing Permitted Secured Debt assumed in connection with a Permitted Acquisition so long as (x) such Permitted Secured Debt is permitted by Section 6.01(r), (y) such restrictions and conditions are applicable only to the Subsidiaries or Properties acquired pursuant to such Permitted Acquisition and (z) such restrictions and conditions were not created (or made more restrictive) in connection with or in anticipation of such Permitted Acquisition and (xii) negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.01(f), (g), (j), (l), (m), (n), (p), (s), (t) or (u) but only if such negative pledge or restriction permits Liens for the benefit of the Administrative Agent and the Lenders with respect to the credit facilities established hereunder and the Secured Obligations under the Loan Documents on a senior basis (in an aggregate principal amount equal to at least the aggregate principal Dollar Amount of all Term Loans and the sum of the Revolving Commitments on the date of the incurrence thereof) and without a requirement that such holders of such Indebtedness be secured by such Liens equally and ratably or on a junior basis (except to the extent permitted under Section 2.21 in respect of any Incremental Equivalent Debt).
(nn)    Section 6.14 of the Credit Agreement is amended to (i) replace the phrase “Restatement Effective Date” appearing therein with the phrase “Amendment No. 2 Effective Date” and (ii) insert the phrase “or ancillary” immediately prior to the word “thereto” appearing at the end of the section.
(oo)    Section 6.18(a) of the Credit Agreement is amended and restated in its entirety as follows:
(a) Maximum Net Leverage Ratio. The Company will not permit the ratio (the “Net Leverage Ratio”), determined as of the end of each of its fiscal quarters ending on and after March 31, 2016, of (x) Consolidated Net Indebtedness to (y) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis, to be greater than:
(i) 4.00 to 1.00, in the case of any fiscal quarter ending prior to the consummation of the November 2017 Acquisition; provided that, upon prior written notice to the Administrative Agent, the Company may elect to increase the maximum Net Leverage Ratio permitted under this Section 6.18(a)(i) to no more than 4.50 to 1.00 in connection with any Permitted Acquisition for any period of four consecutive fiscal quarters, commencing with the fiscal quarter in which such Permitted Acquisition was consummated (and for any Calculation Period for purposes of determining the Net Leverage Ratio on a Pro Forma Basis); provided further that the maximum Net Leverage Ratio permitted under this Section 6.18(a)(i) will decrease to 4.00 to 1.00 for at least one fiscal quarter before becoming eligible to increase again to 4.50 to 1.00 for a new period of four consecutive fiscal quarters; and
(ii) (A) 4.50 to 1.00, in the case of the fiscal quarter during which the November 2017 Acquisition is consummated and for each of the three (3) consecutive fiscal quarters ending immediately thereafter, (B) 4.25 to 1.00, in the case of each of the four (4) consecutive fiscal quarters ending immediately after the final fiscal quarter described in the foregoing clause (a)(ii)(A) and (C) 4.00 to 1.00, in the case of each fiscal quarter ending after the final fiscal quarter described in the foregoing clause (a)(ii)(B); provided that, upon prior written notice to the Administrative Agent, the Company may elect to increase the maximum Net Leverage Ratio permitted under this Section 6.18(a)(ii) to no more than 4.50 to 1.00 in connection with one or more Permitted Acquisitions consummated during any period of four consecutive fiscal quarters and having a total Aggregate Consideration for all such Permitted Acquisitions of not less than $250,000,000 (any such Permitted Acquisitions during any period of four consecutive fiscal quarters being collectively referred to as “Material Permitted Acquisitions”) for any period of four consecutive fiscal quarters, commencing with the fiscal quarter in which the most recent of such Material Permitted Acquisitions was consummated (and for any Calculation Period for purposes of determining the Net Leverage Ratio on a Pro Forma Basis); provided further that the maximum Net Leverage Ratio permitted under this Section 6.18(a)(ii) will decrease to the then applicable level for at least one fiscal quarter before becoming eligible to increase again to 4.50 to 1.00 for a new period of four consecutive fiscal quarters.
For purposes of calculating the Net Leverage Ratio, Consolidated EBITDA shall be determined on a Pro Forma Basis in accordance with clause (iii) of the definition of Pro Forma Basis contained herein and Consolidated Net Indebtedness shall be determined on a Pro Forma Basis in accordance with the requirements of the definition of Pro Forma Basis contained herein.
(pp)    Section 9.01(a)(i) of the Credit Agreement is amended and restated in its entirety as follows:
(i) if to any Borrower, to it c/o LKQ Corporation, 500 West Madison Street, Suite 2800, Chicago, Illinois 60661, Attention of Varun Laroyia, Executive Vice President and Chief Financial Officer (Facsimile No. (312) 207-1529; Telephone No. (312) 621-2730), with copies (in the case of a notice of Default) to (A) LKQ Corporation, 500 West Madison Street, Suite 2800, Chicago, IL 60611, Attention: Victor Casini (Facsimile: 312-621-2754, Telephone: 312-280-3730), and (B) Sheppard Mullin Richter & Hampton LLP, 70 West Madison Street, 48th Floor, Chicago, IL 60602, Attention: Kenneth A. Peterson, Jr. (Facsimile: 312-499-4733, Telephone: 312-499-6307);
(qq)    Section 9.02(b) of the Credit Agreement is amended to replace the reference to “Section 2.24” appearing in the penultimate sentence thereof with “Section 2.25”.
(rr)    Section 9.04(b)(ii)(C) of the Credit Agreement is amended and restated in its entirety as follows:

(C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders; provided that, with respect to any assignment entered into pursuant to Section 9.02(e) in respect of any Non-Consenting Lender, (1) such assignment may become effective without the execution or delivery by such Non-Consenting Lender of an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the applicable Assignment and Assumption are participants) and (2) such Non-Consenting Lender shall be deemed to have consented to and be bound by the terms of such Assignment and Assumption (or such other agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the applicable Assignment and Assumption are participants), in each case, so long as (I) each of the other requirements set forth in Section 9.02(e) for such assignment are satisfied, including, without limitation, the payment in full of all outstanding Obligations owing to such Non-Consenting Lender and (II) such assignment becomes effective immediately prior to the effectiveness of the proposed amendment, waiver or consent requiring the consent of such Non-Consenting Lender; provided further that, following the effectiveness of any assignment described in the foregoing proviso, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Non-Consenting Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.
(ss)    Section 9.09(d) of the Credit Agreement is amended to replace the reference to “Section 2.23” appearing therein with “Section 2.24”.
(tt)    The Credit Agreement is amended to add Schedule 6.01(r) thereto in the form attached as Schedule 6.01(r) hereto.
(uu)    The eleventh paragraph of Article X of the Credit Agreement is amended and restated in its entirety as follows:
Notwithstanding anything contained in this Agreement (including, without limitation, Article X) to the contrary, (a) no Foreign Subsidiary Borrower shall be liable hereunder for any of the Loans made to, or any other Secured Obligation incurred solely by or on behalf of, any other Borrower or any Subsidiary Guarantor to the extent such liability for such Obligations would make such Foreign Subsidiary Borrower an Affected Foreign Subsidiary, (b) no UK Borrower shall be required to guarantee or be liable for any Loans other than the Loans of the UK Borrowers nor shall any UK Borrower or any UK Guarantor be required to pledge or grant a security interest on any of their assets to secure any Loans (other than the pledge or grant of a security interest by a UK Borrower or a UK Guarantor of its applicable Equity Interests in its subsidiaries) and (c) the obligations and liabilities of any Swedish Borrower in its capacity as a Borrower, guarantor and/or security provider (each a “Swedish Obligor”) under the Loan Documents shall be limited, if (and only if) required by the provisions of the Swedish Companies Act (Sw. Aktiebolagslagen (2005:551)) regulating distribution of assets (Chapter 17, Section 1-4 (or their equivalents from time to time)) and unlawful loans, security, guarantees and financial assistance (Chapter 21, Section 1-5 (or their equivalents from time to time)), and it is understood that the liability of each Swedish Obligor under the Loan Documents only applies to the extent permitted by the above mentioned provisions of the Swedish

Companies Act, provided that all steps available to each Swedish Obligor and its shareholders to authorize its obligations and liabilities under the Loan Documents have been taken.
2.    Extension of Maturity Date; Increase in Multicurrency Tranche Commitments; Reclassification of Term Loans. From and after the Effective Date:
(a)    The parties hereto agree to amend the Credit Agreement as follows:
(i)    The definition of “Multicurrency Tranche Commitment” set forth in Section 1.01 of the Credit Agreement is amended to (i) replace the phrase “Restatement Effective Date” appearing therein with the phrase “Amendment No. 2 Effective Date” and (ii) replace the number “2,450,000,000” appearing therein with the number “2,750,000,000”.
(ii)    The definition of “Maturity Date” set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:
“Maturity Date” means January 29, 2023.
(iii)    Section 2.10(a) of the Credit Agreement is amended and restated in its entirety as follows:
(a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan made to such Borrower on the Maturity Date in the currency of such Loan and (ii) in the case of the Company, to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two (2) Business Days after such Swingline Loan is made; provided that on each date that a Dollar Tranche Revolving Borrowing is made, the Company shall repay all Swingline Loans then outstanding. With respect to the Term Loans, the Company shall repay the Incremental US Term Loans then owing by the Company on the last day of (x) each fiscal quarter of the Company ending on or after March 31, 2018 but on or prior to December 31, 2018 in the aggregate principal amount equal to $4,405,000 for each such fiscal quarter and (y) each fiscal quarter of the Company ending on or after March 31, 2019 in the aggregate principal amount equal to $8,810,000 for each such fiscal quarter, in each case, as adjusted from time to time pursuant to Section 2.11(a). To the extent not previously repaid, all unpaid Term Loans then owing by the applicable Borrower shall be paid in full in the same currency of such Term Loan by such Borrower on the Maturity Date.
(iv)    Schedule 2.01 to the Credit Agreement is amended and restated in its entirety as set forth on Schedule 2.01 attached hereto.
(b)    Each of the Borrowers, the Administrative Agent, each Issuing Bank, the Swingline Lender, the Augmenting Lender (as defined below) and each Increasing Lender (as defined below) hereby agrees as follows:

(i)    Pursuant to Section 2.20 of the Credit Agreement, Credit Suisse AG, Cayman Islands Branch (the “Augmenting Lender”) and each of the applicable Lenders party to this Amendment agrees, subject to the terms and conditions of the Credit Agreement, that on the Effective Date it shall have a Multicurrency Tranche Commitment as set forth opposite such Lender’s name on Schedule 2.01 attached hereto (each such applicable existing Lender holding an increased or new Multicurrency Tranche Commitment pursuant to this Amendment being referred to as an “Increasing Lender”).
(ii)    The Augmenting Lender (A) represents and warrants that it is legally authorized to enter into this Amendment; (B) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (C) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (D) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (E) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
(iii)    In connection with the increase of the Multicurrency Tranche Commitments on the Effective Date pursuant to Section 2(b)(i) above, (x) each Increasing Lender and the Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders of such Class, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of such Class of all the Lenders to equal its Multicurrency Tranche Percentage of such outstanding Revolving Loans, and (y) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans of such Class as of the Effective Date (with such reborrowing to consist of the Types of Revolving Loans of such Class, with related Interest Periods if applicable, specified in a notice delivered by the applicable Borrower, or the Company on behalf of the applicable Borrower, in accordance with the requirements of Section 2.03 of the Credit Agreement; provided that the Administrative Agent, the Augmenting Lender and the Increasing Lenders agree that such notice may be provided three (3) Business Days prior to the Effective Date). The deemed payments made pursuant to clause (y) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurocurrency Loan and BA Equivalent Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 of the Credit Agreement if the deemed payment occurs other than on the last day of the related Interest Periods.
(c)    Each of the Borrowers, the Administrative Agent and each Term Lender hereby agrees as follows:

(i)    Each outstanding “Initial Term Loan”, “Additional Term Loan” and “Incremental US Term Loan” as defined in, and in effect under, the Credit Agreement (before giving effect to this Amendment) shall be deemed to be an “Incremental US Term Loan” under the Credit Agreement after giving effect to Section 2 of this Amendment.
(ii)    Each of the undersigned Term Lenders hereby acknowledges that its outstanding Incremental Term Loans, after giving effect to the foregoing Section 2(c)(ii), shall be as set forth in Schedule 2.01 to this Amendment.
3.    Conditions of Effectiveness.
(a)    This Amendment (other than Section 2) shall become effective as of the date (the “Signing Date”) the Administrative Agent shall have received (i)  counterparts of this Amendment duly executed and delivered by authorized representatives of each Borrower, the Required Lenders and the Administrative Agent and (ii) the Consent and Reaffirmation attached hereto duly executed by the Subsidiary Guarantors. The Administrative Agent shall notify in writing the Company and the Lenders of the Signing Date, and such notice shall be conclusive and binding.
(b)    Notwithstanding anything herein to the contrary, the provisions set forth in Section 2 of this Amendment shall become effective as of the date (the “Effective Date”) each of the following conditions precedent shall have been satisfied:
(i)    the Signing Date shall have occurred;
(ii)    the Administrative Agent shall have received counterparts of this Amendment duly executed and delivered by authorized representatives of each Lender, each Increasing Lender, the Augmenting Lender, each Issuing Bank and the Swingline Lender;
(iii)    the Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (A) Sheppard Mullin Richter & Hampton LLP, U.S. counsel to the Loan Parties, (B) Ogier, Jersey counsel to the Loan Parties, (C) Baker & McKenzie Amsterdam N.V., Dutch counsel to the Loan Parties, (D) Baker & McKenzie Advokatbyra KB, Swedish counsel to the Loan Parties, (E) K&L Gates LLP, U.K. counsel to the Loan Parties, and (F) Victor M. Casini, internal counsel to the Loan Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent and covering such matters relating to the Loan Parties, the Loan Documents, this Amendment and the transactions contemplated hereby as the Administrative Agent shall reasonably request. The Company hereby requests such counsel to deliver such opinions;
(iv)    the Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Responsible Officer of the Company, certifying that, after giving effect to this Amendment and any Borrowings on the Effective Date, (x) all of the representations and warranties of the Company set forth in the Credit Agreement (as amended hereby) are true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by materiality or Material Adverse Effect) and (y) no Default or Event of Default has occurred and is then continuing;

(v)    the Administrative Agent shall have received such other documents, certificates and other deliveries as the Administrative Agent or its counsel may reasonably request, including, without limitation, relating to the organization, existence and good standing (or the equivalent in the applicable jurisdiction) of the Loan Parties, the authorization of the transactions contemplated hereby and by the Credit Agreement and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated hereby or thereby, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel; and
(vi)    the Administrative Agent shall have received (x) all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers under the Loan Documents, (y) all accrued and unpaid interest under the Credit Agreement and all accrued and unpaid fees under Sections 2.12(a) and 2.12(b) of the Credit Agreement and (z) all amounts (if any) owing by the Augmenting Lender and the Increasing Lenders pursuant to Section 2(b). If any LC Disbursements and/or Swingline Loans are outstanding as of the Signing Date, such LC Disbursements and/or Swingline Loans shall be repaid, together with any interest accrued thereon.
The Administrative Agent shall notify in writing the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding; provided that, notwithstanding the foregoing, Section 2 of this Amendment shall terminate and be of no force or effect if the foregoing conditions precedent set forth in this Section 3(b) shall not have been satisfied (or otherwise waived with the consent of the Administrative Agent and the Required Lenders) on or prior to 5:00 p.m. (New York time) on November 28, 2017.
4.    Representations and Warranties of the Borrowers. Each of the Borrowers hereby represents and warrants as follows:
(a)    This Amendment and the Credit Agreement as modified hereby constitute legal, valid and binding obligations of such Borrower, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
(b)    As of the date hereof and giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of such Borrower set forth in Article III of the Credit Agreement (as amended hereby) are true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by materiality or Material Adverse Effect) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.
5.    Reference to and Effect on the Credit Agreement.
(a)    Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other loan document shall mean and be a reference to the Credit Agreement as amended hereby.

(b)    The Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
(c)    Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
(d)    This Amendment is a Loan Document.
6.    Lender Acknowledgment. Each of the undersigned Lenders hereby acknowledges that its applicable Commitments and Term Loans, as applicable, shall be as set forth in Schedule 2.01 of the Credit Agreement (as amended hereby).
7.    No Novation. This Agreement shall not extinguish the Loans or other obligations outstanding under the Credit Agreement. No part of this Agreement is intended to or will create a registerable Lien. This Agreement shall be a Loan Document for all purposes.
8.    Governing Law; Jurisdiction. This Amendment shall be construed in accordance with and governed by the law of the State of New York. Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment and any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Amendment or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.
9.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
10.    Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument (including, for the avoidance of doubt, any signature page to this Amendment executed and provided by any Lender more than once in order to provide for separate consents to this Amendment as contemplated herein). Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.
LKQ CORPORATION, as the Company
By     /s/ Varun Laroyia
    Name: Varun Laroyia
    Title: Executive Vice President and Chief     Financial Officer
LKQ DELAWARE LLP, as the Canadian Primary Borrower
By     /s/ Varun Laroyia
    Name: Varun Laroyia
    Title: Vice President and Chief Financial     Officer

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

LKQ NETHERLANDS B.V., as a Dutch
Borrower
By     /s/ Sinon Galvin
    Name: Sinon Galvin
    Title: Managing Director

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

LKQ JERSEY FINANCE 1 LTD., as a Jersey Borrower
By     /s/ Dominick Zarcone
    Name: Dominick Zarcone
    Title: Director
LKQ JERSEY FINANCE 2 LTD., as a Jersey Borrower
By     /s/ Dominick Zarcone
    Name: Dominick Zarcone
    Title: Director

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

ATRACCO GROUP AB, as a Swedish
Borrower
By /s/ John Quinn
    Name: John Quinn
    Title: Director
By     /s/ Sinon Galvin
    Name: Sinon Galvin
    Title: Director

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

LKQ EURO LIMITED, as a UK Borrower
By     /s/ John Quinn
    Name: John Quinn
    Title: Director

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
individually as a Lender, as an Increasing Lender, an Issuing Bank, as the Swingline Lender and as Administrative Agent
By:    /s/ Katherine Cordes
Name: Katherine Cordes
Title: Relationship Manager

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

BANK OF AMERICA, N.A.,
individually as a Lender, as an Increasing Lender and as an Issuing Bank
By: /s/ Daniel J. Skerl
Name: Daniel J. Skerl
Title: SVP

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

Name of Lender:
The Bank of Tokyo Mitsubishi UFJ, Ltd.
By     /s/ Thomas Danielson
    Name:    Thomas Danielson
    Title:    Authorized Signatory

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

Name of Lender:
THE BANK OF TOKYO MITSUBISHI UFJ, LTD.
By     /s/ Thomas Danielson
    Name:    Thomas Danielson
    Title:    Authorized Signatory

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

Name of Lender:
Citizens Bank
By     /s/ Stephen Keelty __________
    Name:    Stephen Keelty
    Title:    SVP

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

Name of Lender:
SUNTRUST BANK
By     /s/ Lisa Garling
    Name:    Lisa Garling
    Title:    Director

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

Name of Lender:
COMPASS BANK
By     /s/ Charles Randolph
    Name:    Charles Randolph
    Title:    Senior Vice President

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

Name of Lender:
PNC Bank, National Association
By     /s/ Kristin Lenda
    Name:    Kristin Lenda
    Title:    Senior Vice President

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

Name of Lender:
PNC Bank Canada Branch
By     /s/ Caroline Stade
    Name:    Caroline Stade
    Title:    Senior Vice President

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

Name of Lender:
HSBC Bank USA, N.A.
By     /s/ Matthew McLaurin
    Name:    Matthew McLaurin
    Title:    Director

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

Name of Lender:
HSBC Bank plc
By     /s/ Susan M. Barnes
    Name:    Susan M. Barnes
    Title:    Relationship Director

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

Name of Lender:
TD Bank, N.A.
By     /s/ Shreya Shah
    Name:    Shreya Shah
    Title:    Senior Vice President

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

Name of Lender:
TD Bank, N.A.
By     /s/ Shreya Shah
    Name:    Shreya Shah
    Title:    Senior Vice President

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

Name of Lender:
BRANCH BANKING AND TRUST COMPANY
By     /s/ John P. Malloy
    Name:    John P. Malloy
    Title:    Senior Vice President

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

Name of Lender:
U.S. Bank National Association
By     /s/ James N. DeVries
    Name:    James N. DeVries
    Title:    Senior Vice President

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

Name of Lender:
Fifth Third Bank, individually as a lender
By     /s/ Robert R. Mangers
    Name:    Robert R. Mangers
    Title:    Vice President

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

Name of Lender:
Capital One, National Association
By     /s/ Sean C. Horridge
    Name:    Sean C. Horridge
    Title:    Vice President

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

Name of Lender:
Royal Bank of Canada
By     /s/ Mohannad Hammad
    Name:    Mohannad Hammad
    Title:    Vice President, National Client Group             Finance

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

Name of Lender:
Royal Bank of Canada
By     /s/ Mohannad Hammad
    Name:    Mohannad Hammad
    Title:    Vice President – National Client Group
        Finance

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

Name of Lender:
Bank of the West
By     /s/ Peter G. Thursby
    Name:    Peter G. Thursby
    Title:    Managing Director

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

Name of Lender:
Bank of the West
By     /s/ Peter G. Thursby
    Name:    Peter G. Thursby
    Title:    Managing Director

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

Name of Lender:
BNP Paribas
By     /s/ Nader Tannous
    Name:    Nader Tannous
    Title:    Managing Director
By     /s/ Todd Grossnickle
    Name:    Todd Grossnickle
    Title:    Director

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

Name of Lender:
GOLDMAN SACHS BANK USA
By     /s/ Chris Lam
    Name:    Chris Lam
    Title:    Authorized Signatory

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

Name of Lender:
GOLDMAN SACHS BANK USA
By     /s/ Ryan Durkin
    Name:    Ryan Durkin
    Title:    Authorized Signatory

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

Name of Lender:
BARCLAYS BANK PLC
By     /s/ Craig Malloy
    Name:    Craig Malloy
    Title:    Director

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

Name of Lender:
Associated Bank
By     /s/ Roger J. Peitsch
    Name:    Roger J. Peitsch
    Title:    Senior Vice President

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

Name of Lender:
Associated Bank, N.A.
By     /s/ Roger Peitsch
    Name:    Roger Peitsch
    Title:    SVP

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

Name of Lender:
MB Financial Bank, N.A.
By     /s/ Michelle M. Lynch
    Name:    Michelle M. Lynch
    Title:    Vice President

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

Name of Lender:
First Hawaiian Bank
By     /s/ Jeffrey Inouye
    Name:    Jeffrey Inouye
    Title:    Vice President

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

Name of Lender:
First Hawaiian Bank
By     /s/ Dawn Hofmann
    Name:    Dawn Hofmann
    Title:    Executive Vice President

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

Name of Lender:
FIRST MIDWEST BANK
By     /s/ Andrea Sanger
    Name:    Andrea Sanger
    Title:    Senior Vice President

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

Name of Lender:
The Huntington National Bank
By     /s/ Phil Andresen
    Name:    Phil Andresen
    Title:    Assistant Vice President

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

Name of Lender:
E.Sun Commercial Bank, Ltd., Los Angeles Branch, individually as a Lender
By     /s/ Edward Chen
    Name:    Edward Chen
    Title:    SVP & General Manager

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

Name of Lender:
CREDIT SUISSE AG, Cayman Islands Branch, as a Lender
By     /s/ Vipul Dhadda
    Name:    Vipul Dhadda
    Title:    Authorized Signatory
By     /s/ Brady Bingham
    Name:    Brady Bingham
    Title:    Authorized Signatory

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

CONSENT AND REAFFIRMATION
Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 2 to the Fourth Amended and Restated Credit Agreement dated as of March 25, 2011, amended and restated as of September 30, 2011, as further amended and restated as of May 3, 2013, as further amended and restated as of March 27, 2014, as further amended and restated as of January 29, 2016 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”) by and among LKQ Corporation (the “Company”), the Subsidiary Borrowers from time to time party thereto, the financial institutions from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), which Amendment No. 2 is dated as of December 1, 2017 (the “Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement.
In connection with the execution and delivery of the Amendment, each of the undersigned Subsidiary Guarantors, as debtor, grantor, pledgor, guarantor, or in any other similar capacity in which such Subsidiary Guarantor grants liens or security interests in its properties or otherwise acts as an accommodation party or guarantor, as the case may be, in each case under the Loan Documents heretofore executed and delivered in connection with or pursuant to the Credit Agreement (as amended, supplemented or otherwise modified prior to the date of the Amendment, all such agreements being collectively referred to hereinafter as the “Prior Agreements”), (i) hereby consents to the Amendment and the transactions contemplated thereby, (ii) hereby ratifies and reaffirms all of its remaining payment and performance obligations, contingent or otherwise, if any, under each of such Loan Documents (as amended, restated, supplemented or otherwise modified by this Amendment, as the case may be) to which it is a party, (iii) to the extent such Subsidiary Guarantor granted liens on or security interests in any of its properties pursuant to any such Loan Documents, hereby ratifies and reaffirms such grant of security and confirms that such liens and security interests continue to secure the Secured Obligations, including, without limitation, all additional Obligations resulting from or incurred pursuant to the Amendment and the Credit Agreement as amended thereby and (iv) to the extent such Subsidiary Guarantor guaranteed or was an accommodation party with respect to the Secured Obligations or any portion thereof, hereby ratifies and reaffirms such guaranties or accommodation liabilities.
Dated: December 1, 2017

A&A AUTO PARTS STORES, INC.
AEROVISION AIRCRAFT SERVICES, LLC
AEROVISION ENGINE SERVICES, LLC
AEROVISION INTERNATIONAL, LLC
AKRON AIRPORT PROPERTIES, INC.
AMERICAN RECYCLING
    INTERNATIONAL, INC.
A-RELIABLE AUTO PARTS & WRECKERS,     INC. ARROW SPEED ACQUISITION LLC
AVI INVENTORY SERVICES, LLC
AVI SALES AND LEASING SERVICES, LLC
BUDGET AUTO PARTS U-PULL-IT, INC.
DRIVERFX.COM, INC.
GLOBAL POWERTRAIN SYSTEMS, LLC
GREENLEAF AUTO RECYCLERS, LLC
KAIR IL, LLC
KAO LOGISTICS, INC.
KAO WAREHOUSE, INC.
KEYSTONE AUTOMOTIVE INDUSTRIES,
    INC.
KEYSTONE AUTOMOTIVE OPERATIONS,     INC.
KEYSTONE AUTOMOTIVE OPERATIONS
    OF CANADA, INC.
KPGW CANADIAN HOLDCO, LLC
LKQ 1ST CHOICE AUTO PARTS, LLC
LKQ 250 AUTO, INC.
LKQ ALL MODELS CORP.
LKQ APEX AUTO PARTS, INC.
LKQ AUTO PARTS OF CENTRAL     CALIFORNIA, INC.
LKQ AUTO PARTS OF MEMPHIS, INC.
LKQ AUTO PARTS OF NORTH TEXAS,
    INC.
LKQ AUTO PARTS OF NORTH TEXAS, L.P.
LKQ AUTO PARTS OF UTAH LLC
each as a Subsidiary Guarantor
By:        /s/ Varun Laroyia
Name: Varun Laroyia
Title: Vice President and Chief Financial
Officer

Signature Page to Consent and Reaffirmation to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

LKQ BEST AUTOMOTIVE CORP.
LKQ BRAD’S AUTO & TRUCK PARTS, INC.
LKQ BROADWAY AUTO PARTS, INC.
LKQ FOSTER AUTO PARTS SALEM, INC.
LKQ FOSTER AUTO PARTS WESTSIDE
    LLC
LKQ FOSTER AUTO PARTS, INC.
LKQ GLASS 1, LLC
LKQ GLASS 2 INC.
LKQ GORHAM AUTO PARTS CORP.
LKQ GREAT LAKES CORP.
LKQ HEAVY TRUCK-TEXAS BEST
    DIESEL, L.P.
LKQ HUNTS POINT AUTO PARTS CORP.
LKQ INVESTMENTS, INC.
LKQ LAKENOR AUTO & TRUCK
    SALVAGE, INC.
LKQ MANAGEMENT COMPANY
LKQ METRO, INC.
LKQ MID-AMERICA AUTO PARTS, INC.
LKQ MIDWEST AUTO PARTS CORP.
LKQ MINNESOTA, INC.
LKQ OF INDIANA, INC.
LKQ OF MICHIGAN, INC.
LKQ OF NEVADA, INC.
LKQ NORTHEAST, INC.
LKQ ONLINE CORP.
LKQ PGW HOLDINGS, LLC
LKQ PICK YOUR PART SOUTHEAST, LLC,
each as a Subsidiary Guarantor

By:        /s/ Varun Laroyia
Name: Varun Laroyia
Title: Vice President and Chief Financial
Officer

Signature Page to Consent and Reaffirmation to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

LKQ ROUTE 16 USED AUTO PARTS, INC.
LKQ SELF SERVICE AUTO PARTS-
    HOLLAND, INC.
LKQ SELF SERVICE AUTO PARTS-    KALAMAZOO, INC.
LKQ SELF SERVICE AUTO PARTS TULSA,     INC.
LKQ SMART PARTS, INC.
LKQ SOUTHEAST, INC.
LKQ SOUTHWICK LLC
LKQ TAIWAN HOLDING COMPANY
LKQ TIRE & RECYCLING, INC.
LKQ TRADING COMPANY
LKQ TRIPLETT ASAP, INC.
LKQ U-PULL-IT AUTO DAMASCUS, INC.
LKQ U-PULL-IT TIGARD, INC.
LKQ WEST MICHIGAN AUTO PARTS, INC.
MSN145056, LLC
NORTH AMERICAN ATK CORPORATION
PGW AUTO GLASS, LLC
PICK-YOUR-PART AUTO WRECKING
POTOMAC GERMAN AUTO, INC.
PULL-N-SAVE AUTO PARTS, LLC
REDDING AUTO CENTER, INC.
SCRAP PROCESSORS, LLC
SUPREME AUTO PARTS, INC.
U-PULL-IT, INC.
U-PULL-IT, NORTH, LLC,
each as a Subsidiary Guarantor

By:        /s/ Varun Laroyia
Name: Varun Laroyia
Title: Vice President and Chief Financial
Officer

Signature Page to Consent and Reaffirmation to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.